EVERUS 401(K) PLAN

Effective September 1, 2024

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TABLE OF CONTENTS
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SCHEDULE E RETIREMENT CONTRIBUTIONS— CERTAIN PENSION PLAN PARTICIPANTS	61

SCHEDULE F PRIOR PLAN MERGERS	63
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INTRODUCTION

The Company hereby establishes the Everus 401(k) Plan (the "Plan") effective September 1, 2024, as a spinoff of a portion of the MDU Resources Group, Inc. 401(k) Retirement Plan (the "MDU 401(k) Plan") in connection with the planned corporate spinoff of MDU Resources Group, lnc.'s construction services business that includes Everus Construction, Inc., and certain other Affiliates. Plan provisions related to the spinoff are mainly set forth in Schedule A herein and supersede other provisions of the Plan to the extent necessary to eliminate inconsistencies between Schedule A and the other provisions. The Plan is intended to provide a means for deferred savings and investment by Eligible Employees and to afford security for their retirement. The Plan is intended to comply with the requirements of ERISA and Sections 401(a) and 401(k) of the Code. The provisions of the Plan effective September 1, 2024, relating to eligibility, vesting, and benefits entitlement, shall apply solely to any person who completes an Hours of Service as an Eligible Employee on or after such date. The rights and benefits of any person generally shall be governed by the terms of the Plan as in effect at the time such person ceases to be an Eligible Employee.

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ARTICLE I

DEFINITIONS

The following terms, when used herein, shall have the meanings stated below unless a different meaning is otherwise indicated or required by the context.
Account - The Pretax Deferral Account, Roth Deferral Account, In-Plan Roth Conversion Account, Matching Contribution Account, ESOP Account, Rollover Account, Profit Sharing Account, and Retirement Contribution Account, respectively, maintained for a Participant (or an Eligible Employee), as applicable. In addition, the Committee may establish additional accounts and subaccounts as it may deem necessary for the proper administration of the Plan, and "Account" may also refer to any or all such additional accounts and subaccounts.
Affiliate - The Company and any other corporation, trade or business that, together with the Company, is treated as a single employer with the Company pursuant to Code Section 414(b), (c), (m), or (o), except that with respect to Section 3.8, "pursuant to Code Section 414(b), (c), (m), or (o), as modified by Code Section 415(h)" shall be substituted for the preceding reference to "pursuant to Code Section 414(b), (c), (m), or (o).
Code - The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing, or superseding such section.
Committee - The MDU Resources Group, Inc. Employee Benefits Committee appointed to administer the Plan pursuant to Article VI or its delegate, as applicable, prior to the Distribution Date. Effective as of the Distribution Date, the Committee means the Everus Construction Group, Inc. Employee Benefits Committee appointed to administer the Plan pursuant to Article VI or its delegate, as applicable.
Common Stock - Common stock of the Company.

Company - MDU Resources Group, Inc., prior to the Distribution Date. Effective as of the Distribution Date, the Company means Everus Construction Group, Inc., or any successor thereto.
Compensation - The total compensation paid to an Eligible Employee by the Employer (not in excess of $345,000 for the 2024 Plan Year, as adjusted by the Secretary of the Treasury to reflect increases in the cost of living), unreduced by any deferral contributions of the Eligible Employee to the Plan, and any amount that is contributed by the Employer pursuant to a salary reduction agreement and that is not

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includible in the gross income of an Employee under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(8), 402(k), or 457(b), including any differential wage payment (as defined in Code Section 3401(h)(2)), but excluding other contributions to the Plan, contributions to other employee benefit plans, relocation allowances, club membership reimbursements, the cost of group life insurance that is added to taxable income of the Eligible Employee, and any other extra or additional compensation from the Employer that does not constitute base compensation, such as bonuses and other incentive compensation.
Disability - A physical or mental condition of an Eligible Employee that results in permanent and total disability as defined by the Social Security Administration.
Distributee - Distributee means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving Spouse and the Employee's (or former Employee's) Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse. A Distributee also means the Employee's (or former Employee's) non-Spouse designated beneficiary, in which case, the distribution can only be transferred to a traditional IRA or Roth IRA established on behalf of the non-Spouse designated beneficiary for the purpose of receiving the distribution.
Distribution Date - The Distribution Date defined in the Separation and Distribution Agreement between MDU Resources Group, Inc., and Everus Construction Group, Inc., that provides for the spinoff of MDU Resources Group, lnc.'s construction services business. Effective as of the Distribution Date, the Everus Affiliates (defined in Section A-2) shall cease to be a single employer with MDU Resources Group, Inc., pursuant to Code Section 414(b), (c), (m), or (o).
Effective Date - The Effective Date of the Plan is September 1, 2024.

Eligible Employee - Eligible Employee means each Employee who is at least 18 years of age and actively employed by the Employer. Notwithstanding the foregoing, unless specifically approved as an Eligible Employee by the Committee, an Employee of an Employer shall not be an Eligible Employee during any time when such Employee is (1) eligible to participate in a multiemployer plan as defined in ERISA Section 3(37) to which the Employer contributes, or (2) covered by a collectively bargained unit that has not bargained for the Plan for such Employee. A Leased Employee shall not be an Eligible Employee.
Eligible Retirement Plan - Eligible Retirement Plan means (1) an individual retirement account described in Code Section 408(a) or 408A, (2) an individual retirement annuity described in Code Section

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408(b), (3) an annuity plan described in Code Section 403(a), (4) an annuity contract described in Code Section 403(b), (5) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, or (6) a qualified plan described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. This definition shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a Roth Deferral Account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose Account the payments or distributions were made or a Roth IRA of such individual.
Eligible Rollover Distribution - Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributes, except that an Eligible Rollover Distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (2) any distribution to the extent such distribution is required under Code Section 401(a)(9), (3) any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv), (4) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), or (5) a distribution excluded from the definition of an "Eligible Rollover Distribution" under applicable Treasury rulings or regulations.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code Section 408(a) or 408(b), a Roth IRA described in Code Section 408A, a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Code Section 401(a) or 403(a), or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

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Employee - An individual shall be an Employee of or be employed by the Employer for any Plan Year only if such individual is treated by the Employer for such Plan Year as its employee for purposes of employment taxes and wage withholding for federal income taxes, regardless of any subsequent reclassification by the Employer, any governmental agency, or court.
Employer - The Participating Affiliates.

ERISA - The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing, or superseding such section.
ESOP - The portion of the Plan that is designed to invest primarily in Common Stock and is intended to satisfy the requirements of a non-leveraged employee stock ownership plan set forth in Code Sections 401(a), 409, and 4975(e)(7). Prior to the Distribution Date, the ESOP consists of all amounts credited to Participants' Accounts that are invested in Common Stock of MDU Resources, Group, Inc., from time to time. Effective as of the Distribution Date, the ESOP consists of all amounts credited to Participants' Accounts that are invested in Common Stock of Everus Construction Group, Inc., from time to time.
ESOP Account - The separate Account or Accounts maintained for a Participant to which is credited the Participant's interest in the ESOP from time to time.
Highly Compensated Employee or HCE - Includes highly compensated active Employees and highly compensated former Employees. "Highly compensated active Employee" means any Employee who
(1) was a 5% owner (as defined in Code Section 416(i)(I)) of the Employer at any time during the current or the preceding year, or (2) for the preceding year had compensation from the Employer in excess of the amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d)).
A former Employee shall be treated as a Highly Compensated Employee if (A) such Employee was a Highly Compensated Employee when he or she separated from service, or (B) such Employee was a Highly Compensated Employee at any time after attaining age 55.
The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q).
For purposes of this definition, the term "compensation" means Section 415 compensation (as defined in Section 3.8).

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Hour of Service - Any hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer (1) for the performance of duties, or (2) on account of a period of time during which no duties are performed due to paid vacation, paid holidays, paid illness or incapacity, paid jury duty, or other authorized paid leaves of absence, or (3) for which back pay irrespective of mitigation of damages is either awarded or agreed to by an Employer. The number of Hours of Service, and the period to which such hours shall be credited, will be determined in accordance with Department of Labor Regulations Section 2530.200b-2.
In-Plan Roth Conversion Account - An Account created to hold amounts under the Plan that a Participant, spousal alternate payee, or spousal beneficiary elects to convert to the In-Plan Roth Conversion Account in accordance with Section 3.3. The Committee may establish subaccounts based on the source of the in-Plan Roth conversion.
Investment Funds - Each of the investment funds designated by the Committee in which a Participant's Accounts may be invested, in accordance with Section 5.2.
Leased Employee - An individual, not otherwise an Employee, who, pursuant to an agreement between an Affiliate and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Affiliate unless (1) the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code Section 414(n)(5)(B), and (2) Leased Employees do not constitute more than 20% of the nonhighly compensated workforce of all Affiliates (within the meaning of Code Section 414(n)(5)(C)(ii)).
Matching Contribution Account - The separate Account to which Employer matching contributions under Section 3.4 are credited.
MDU 401(k) Plan - MDU Resources Group, Inc. 401(k) Retirement Plan, which was initially effective January 1, 1984, and from which the Plan is spun off from as described in Schedule A.
Normal Retirement Age - The date a Participant attains age 60.

Participant - An Eligible Employee who participates in the Plan pursuant to Article II.

Participating Affiliate - An Affiliate to which the Committee has extended the Plan and which adopts the Plan by its board of directors or other governing body.
Plan - The Everus 401(k) Plan as set forth herein and as amended from time to time.
Plan Year - The calendar year.

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Pretax Deferral Account - The separate Account to which pretax deferral contributions under Section 3.1 are credited.
Profit Sharing Account - A separate account to which profit sharing contributions under Section 3.5(a) are credited.
Retirement Contribution Account - A separate account to which retirement contributions under Section 3.5(b) are credited.
Rollover Account - The separate Account maintained for an Eligible Employee to hold amounts contributed pursuant to Section 3.9.
Roth Deferral Account - The separate Account to which Roth deferral contributions under Section

1.1are credited.

Section 16 Officer - An officer as described in Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.
Spouse - The person to whom an individual is married for purposes of federal income taxes.

Trust Agreement - The Trust Agreement between the Company and the Trustee pursuant to which the Trust Fund is maintained, as such agreement may be amended from time to time. The Trust Agreement constitutes a part of the Plan and its terms are incorporated herein by reference.
Trust Fund - The Trust Fund under the Plan in which Plan assets are retained by the Trustee.

Trustee - The Trustee of the Trust Fund, and any successor thereto.

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ARTICLE II

PARTICIPATION

2.1Participation Requirements. Each Employee shall become a Participant on the date that he or she becomes an Eligible Employee, provided that such Eligible Employee complies with any enrollment procedures established by the Committee.
2.2Termination of Participation

(a)A Participant shall terminate active participation in the Plan upon any of the following events:

(i)death,

(ii)retirement,

(iii)Disability, or

(iv)other termination of employment with all Affiliates.

(b)A Participant who elects, pursuant to Section 4.5(b), to make a complete or partial withdrawal from the Pre-tax Deferral Account, Roth Deferral Account, Matching Contribution Account, and Rollover Account after age 59½ shall not be deemed to terminate participation in the Plan by such election alone.
(c)A Participant who ceases to be an Eligible Employee (other than by termination of employment), discontinues deferral contributions under Section 3.1, or enters the military service of the United States, shall also be an inactive Participant with respect to the deferral contribution feature of the Plan; provided, however, that, notwithstanding any provision of the Plan to the contrary, (i) contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), and
(ii) in the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death. Any interest of an inactive Participant in the Plan may be allowed to remain in the Trust Fund, subject to payment as provided in Article IV. Inactive Participants may apply for a

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hardship withdrawal in accordance with Section 4.5(a) but shall not be eligible for loans under Section 4.8.
2.3Reemployment. An Eligible Employee or Participant who terminates employment with the Employer and who is subsequently reemployed as an Eligible Employee shall become a Participant on the date of his or her reemployment, provided that such Eligible Employee complies with any enrollment procedure established by the Committee.

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ARTICLE Ill

CONTRIBUTIONS

3.1Deferral Contributions

(a)Maximum. A Participant may contribute, by payroll deduction, any whole percentage of the Participant's Compensation not exceeding 75% of Compensation for each pay period to the Participant's Pretax Deferral Account and/or Roth Deferral Account. The Participant must specify whether the deferral contributions shall be pretax deferral contributions, Roth deferral contributions, or a combination of both. If a Participant fails to specify, then his or her deferral contributions shall be treated as pretax deferral contributions. The election shall be made in such manner and with such advance notice as prescribed by the Committee.
(b)Deferral contributions on behalf of a Participant shall be credited to such Participant's Pretax Deferral Account and/or Roth Deferral Account, as applicable and subject to Section 3.6.
(c)Upon becoming a Participant, and at any time thereafter, each Participant may elect the percentage of Compensation to be contributed as deferral contributions to the Plan. Any such election will take effect as soon as administratively feasible. Each election by a Participant under this Section 3.1(c) shall be made pursuant to the method established by the Committee for this purpose.
(d)If a Participant fails to make an election within 30 days of becoming a Participant, the Participant shall be deemed to have elected to have 6% of Compensation (the "automatic deferral rate") withheld and contributed to the Plan as pretax deferral contributions, effective as soon as administratively feasible following the 30-day period. Within a reasonable period prior to the date an automatic deferral election is effective and the first day of each Plan Year thereafter, the Participant shall receive a notice that explains the automatic deferral feature (including the applicable automatic deferral rate and how automatic contributions will be invested in the absence of the Participant's investment election), the Participant's right to elect not to have automatic contributions made on the Participant's behalf, and the procedure for making an alternate election. Automatic contributions being made on behalf of a Participant will cease as soon as administratively feasible after the Participant makes an affirmative election regarding deferral contributions.

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(e)A Participant's deemed election under Section 3.1(d) shall be automatically increased by 1% as of the January 1 following the Participant's initial deferral contribution (or as soon as administratively feasible thereafter) and each subsequent January 1 (or as soon as administratively feasible thereafter) until the Participant's deferral rate equals 15% of Compensation or when the Participant makes an affirmative election regarding deferral contributions, if earlier.
(f)Deferral contributions must be contributed to the Trust Fund as soon as they can reasonably be segregated from the Employer's general assets, but in no event later than the 15th business day of the month following the month in which such amounts otherwise would have been payable to the Participant in cash. Deferral contributions shall be invested pursuant to Section 5.2(a).
3.2Changing Deferral Contribution Election. A Participant may change his or her deferral contribution election at any time as provided in Section 3.1(c). Such change will take effect as soon as administratively feasible.
3.3In-Plan Roth Conversion. A Participant, spousal alternate payee, or spousal beneficiary may elect to convert vested amounts from any Account, other than an Account holding Roth Contributions, to an In-Plan Roth Conversion Account in such manner and subject to such rules as the Committee may establish consistent with this Section 3.3 and Code Section 402A(c)(4)(E). The Plan permits conversion of any amounts permissible under the Code, including amounts that are not otherwise distributable. Amounts that are so converted will be subject to the taxation provisions and separate accounting requirements that apply to designated Roth contributions and any distribution constraints applicable to such amounts prior to the conversion. An in-Plan Roth conversion is not a Plan distribution. Accordingly, the Plan may not withhold or distribute any amounts for income tax withholding.
3.4Matching Contributions. The Employer shall make a matching contribution for each pay period equal to 50% of the deferral contribution made by the Participant for such pay period; provided, however, that a Participant's deferral contributions in excess of 6% of Compensation for such pay period shall not be eligible for matching contributions. Notwithstanding the immediately preceding sentence, an Employer, by resolution of its board of directors or other governing body and subject to the approval

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of the Committee, may provide for a matching contribution on behalf of Participants employed by such Employer that differs from the matching contribution stated above. In such a case, the matching contribution so adopted by such Employer and approved by the Committee shall be set forth in Schedule B and shall be applicable to such Employer in lieu of the matching contribution stated above until changed by action of such Employer's board of directors or other governing body and approved by the Committee. Matching contributions on behalf of a Participant shall be made in cash and credited to the Participant's Matching Contribution Account.
The Employer shall make a true-up matching contribution for each Plan Year on behalf of each Participant who made deferral contributions during such Plan Year. The true-up matching contribution shall be in the amount that, when aggregated with all matching contributions made during the Plan Year on behalf of the Participant, equals 50% of the Participant's deferral contributions for the Plan Year that do not exceed 6% of the Participant's Compensation for the Plan Year. A Participant whose employment is terminated during the Plan Year may receive a true up matching contribution prior to the end of the Plan Year, as determined in the sole discretion of the Participant's Employer. Notwithstanding the foregoing, for any Participant employed by an Employer who provides a matching contribution that differs from the matching contribution formula stated above, as set forth in Schedule B, the amount of true-up matching contribution shall not exceed the maximum matching contribution made pursuant to Schedule B as determined on a Plan Year basis.
Matching contributions described in this Section 3.4 without regard to any matching contributions described in Schedule B are referred to herein as the "standard matching contributions."
3.5Employer Contributions. Each Employer, in its sole discretion, may make either or both of the following types of contributions to the Plan on behalf of Participants employed by that Employer.
(a)Profit Sharing. Each Employer may establish a profit sharing feature by which a contribution to the Plan may be allocated to Participants pursuant to criteria related to the Employer's annual performance, as established by resolution of its governing body and subject to the approval of the Committee. Each profit sharing feature shall be set forth in Schedule C and shall be applicable to the Employer that established the feature until changed by action of such Employer's governing body and approved by the Committee. Any

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such contribution will be made in accordance with Section 5.1 and will be invested pursuant to the Participant's investment election.
(b)Retirement Contribution. Each Employer may establish a retirement contribution feature by which a contribution to the Plan will be allocated to Participants pursuant to a specific formula established by resolution of its governing body and subject to the approval of the Committee. Each retirement contribution feature shall be set forth in Schedule D or E and shall be applicable to the Employer that established the feature until changed by action of such Employer's governing body and approved by the Committee. Any such contribution will be made in accordance with Section 5.1 and will be invested pursuant to the Participant's investment election.
3.6Special Limitations on Deferral Contributions
(a)For each Plan Year, the Plan shall comply with Code Section 401(k)(3). Specifically, if the actual deferral percentage or ADP (as defined in Section 3.6(c)) of Compensation for Participants who are HCEs is more than the amount permitted under the special limitations' set forth in Section 3.6(b), the deferral contributions made by the HCEs will be reduced (in the order of those HCEs with the highest dollar contribution amount) to the extent necessary to meet the requirements of Section 3.6(b). The Employer shall pay directly to the Participant any excess amounts withheld for contribution. Any excess deferral contributions made to the Trust Fund, plus any related earnings thereon, shall be distributed to the Participants before the end of the Plan Year following the Plan Year in which such excess deferral contributions are made. Amounts to be distributed to a Participant pursuant to the previous sentence shall be reduced by the amounts (if any) to be distributed to that Participant pursuant to Section 3.6(g).
In addition, if the Employer or the Committee determines that contributions would be in excess of the special limitations set forth in Section 3.6(b), the Employer may in its sole discretion suspend, in whole or in part, deferral contributions to the Plan made on behalf of Participants who are HCEs. In such case the deferral contributions that would ordinarily be contributed to the Trust Fund on the Participants' behalf in a payroll period shall be paid directly to such Participants.

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(a)The ADP for any Plan Year of all Eligible Employees who are HCEs shall not exceed, alternatively (i) 125% of the ADP for all Eligible Employees who are not HCEs, or (ii) 200% of the ADP for Eligible Employees who are not HCEs, provided that the ADP for all HCEs does not exceed the ADP for all other Eligible Employees by more than 2%.
(b)For purposes of this Section 3.6, the "actual deferral percentage" or "ADP" for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in each group, of the amount of deferral contributions credited to the Pretax Deferral Account and Roth Deferral Account on behalf of each Eligible Employee for such Plan Year to the Eligible Employee's Section 415 compensation (as defined in Section 3.8) for such Plan Year.
(c)If a reduction in the amount of deferral contributions on behalf of a Participant is required because of the application of Section 3.6(a), the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Employer shall withhold any taxes required by law on such taxable earnings.
(d)If a distribution of excess deferral contributions (and related earnings) is required because of the application of Section 3.6(a), the Employer shall withhold any taxes required by law on such distribution.
(e)In the event that an active Participant is required to reduce deferral contributions to the Plan as a result of the application of Section 3.6(a), the matching contribution under Section 3.4 made on behalf of the Participant for the remainder of the Plan Year shall be applied to the reduced amount of deferral contributions.
(f)Notwithstanding the foregoing provisions of this Section 3.6, the maximum amount of deferral contributions credited to the Pretax Deferral Account and Roth Deferral Account on behalf of a Participant in any calendar year may not exceed $23,000, as may be adjusted in accordance with regulations prescribed by the Secretary of the Treasury to reflect increases in the cost of living, and any such contributions made to the Pretax Deferral Account and Roth Deferral Account in excess of such limit (as adjusted), plus any related earnings on the excess, shall be distributed to the Participant by no later than April 15 following the close of the calendar year in which the excess deferral contributions are made. The amount of deferral contributions distributed to a Participant pursuant to the immediately preceding

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sentence shall be reduced by the amount of deferral contributions distributed to such Participant pursuant to Section 3.6(a) for the same Plan Year.
Deferral contributions exceeding the limits of this Section 3.6(g) shall mean the amount of deferral contributions for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant's designation shall (i) be submitted to the Committee in writing no later than March 1, (ii) specify the Participant's deferral contributions exceeding the limits of this Section 3.6(g) for the preceding calendar year, and (iii) be accompanied by the Participant's written statement that if such excess deferral contribution is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b), exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. Deferral contributions exceeding the limits of this Section 3.6(g) are includible in a Participant's gross income under Code Section 402(g) to the extent that such Participant's deferral contributions for a taxable year exceed the dollar limitation under such Code section. Such excess deferral contributions, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the deferral contributions were made. A Participant who has such excess deferral contributions for a taxable year, taking into account only such deferral contributions under the Plan or any other plan of the Affiliates, shall be deemed to have designated the entire amount of such excess deferral contributions.
(a)The earnings allocable to distributions of deferral contributions exceeding the limits of Section 3.6(b) or 3.6(g) shall be the sum of (i) the earnings attributable to the Participant's deferral contributions for the year multiplied by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balances in the Pretax Deferral Account and Roth Deferral Account of the Participant on the last day of such year reduced by gains (or increased by losses) attributable to such Accounts for the year; and
(ii) 10% of the amount determined under clause (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

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(b)All Employees who are eligible to make deferral contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Deferral contributions are matched up to the maximum deferral limit for the Plan Year, including excess deferrals that are reclassified as catch-up contributions.
3.7Special Matching Contribution Limitations

(a)For each Plan Year, the Plan shall comply with Code Section 401(m)(2). Specifically, if the actual contribution percentage or ACP (as defined in Section 3.7(c)) for Participants who are HCEs is more than the amount permitted under the special limitations set forth under Section 3.7(b), the matching contributions credited to the Matching Contribution Accounts of those Participants who are HCEs shall be reduced (in the order of the HCEs with the highest dollar amount of matching contributions) to the extent necessary to meet the requirements of Section 3.7(b). Any excess matching contributions made to the Trust Fund, plus any related earnings thereof, shall be distributed to such Participants before the end of the Plan Year following the Plan Year in which such excess matching contributions are made. The earnings allocable to distributions of deferral contributions exceeding the limits of Section 3.7(b) shall be the sum of (i) the earnings attributable to the Participant's deferral contributions for the year multiplied by a fraction, the numerator of which is the applicable excess amount and the denominator of which is the balance in the Pretax Deferral Account and Roth Deferral Account of the Participant on the last day of such year reduced by gains (or increased by losses) attributable to such Accounts for the year; and (ii) 10% of the amount determined under clause (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. In addition, if the Employer or the Committee determines that contributions or matching contributions would

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be in excess of the special limitations set forth under Section 3.7(b), the Employer may, in its sole discretion, suspend, in whole or in part, deferral contributions to the Plan made on behalf of Participants who are HCEs and, therefore, related matching contributions with respect to such Participants, in which case the deferral contributions that would ordinarily be contributed to the Trust Fund on the Participants' behalf in a payroll period shall be paid directly to such Participants.
(b)The ACP for any Plan Year of all Eligible Employees who are HCEs shall not exceed, alternatively (i) 125% of the ACP for all Eligible Employees who are not HCEs, or (ii) 200% of the ACP for Eligible Employees who are not HCEs, provided that the ACP for all HCEs does not exceed the ACP for all other Eligible Employees by more than 2%.
(c)For purposes of this Section 3.7, the "actual contribution percentage" or "ACP" for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in each group, of the amount of matching contributions to the Matching Contribution Account on behalf of each Eligible Employee for such Plan Year to the Eligible Employee's Section 415 compensation (as defined in Section 3.8) for such Plan Year.
(d)If a reduction in the amount of deferral contributions on behalf of a Participant is required because of the application of Section 3.7(a), the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Employer shall withhold any taxes required by law on such taxable earnings.
(e)If a distribution of excess deferral contributions or excess matching contributions (and related earnings) is required because of the application of Section 3.7(a), the Employer shall withhold any taxes required by law on such distribution.
(f)In the event that an active Participant is required to reduce deferral contributions to the Plan as a result of the application of Section 3.7(a), the matching contribution made on behalf of the Participant for the remainder of the Plan Year shall be applied to the reduced amount of deferral contributions.
3.8Contribution Limitation. Notwithstanding any provision of the Plan to the contrary, and except to the extent permitted under Code Section 414(v), the annual additions (as defined below) to a Participant's Accounts shall not exceed the lesser of (a) 100% of the Participant's total Section 415

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compensation (as defined below) or (b) $69,000, as adjusted for cost-of-living increases under Code Section 415(d). Plan benefits shall be paid in accordance with Code Section 415 and applicable Treasury Regulations issued thereunder, the requirements of which are incorporated herein by reference to the extent not specifically provided herein.
"Annual addition" for any Plan Year means the sum of (a) the deferral contributions, matching contributions, and profit sharing contributions, if any, credited to a Participant's Accounts for that year, and (b) the contributions made by an Affiliate on behalf of such Participant (including contributions made by such Participant pursuant to an election to defer earnings), and any remainders to be credited to his or her Account under any other defined contribution plan maintained by the Affiliates in which such Participant participates. The Committee shall take any actions it deems advisable to avoid an annual addition in excess of the limitations set forth in Code Section 415; provided, however, if a Participant's annual addition for a Plan Year actually exceeds the limitations of this Section 3.8, the Committee shall correct such excess in accordance with applicable Treasury Regulations or applicable guidance issued by the Internal Revenue Service.
The term "Section 415 compensation" shall mean the total of all of the wages, salaries, and other amounts received by the Participant from the Employer for services rendered to the Employer as reflected on Form W-2, but only to the extent such amounts are includible as compensation under Code Section 415(c)(3) and the regulations thereunder (including any amounts includible in a Participant's income under the rules of Code Section 409A or because the amounts are constructively received by the Participant for any year), and any differential wage payment (as defined in Code Section 3401(h)), plus any elective deferrals (as defined in Code Section 402(g)(3)) and any amount contributed or deferred by the Employer at the Participant's election that is excludable from income under Code Sections 125, 132(f)(4), or 457.
Notwithstanding the foregoing, Section 415 compensation for a Plan Year shall include compensation paid to the Participant by the later of 2½ months after the Participant's severance from employment with the Employer or the end of the Plan Year that includes the date of such severance from employment if (i) the payments are regular compensation for services during the Participant's regular working hours or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and,

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absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employer; (ii) the payments are for unused accrued bona fide vacation time that the Participant would have been able to use if employment had continued; or (iii) the payment is received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if employment had continued and only to the extent the payments are includible in gross income. Payments other than those described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment, except (i) payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; or (ii) compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3), provided that either salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period or the Participant was not an HCE immediately before becoming disabled. Notwithstanding any provision of the Plan to the contrary, Section 415 compensation shall not include amounts in excess of the limitation under Code Section 401(a)(17) in effect for the Plan Year.
3.9Rollover Contributions. At the direction of the Committee, and in accordance with such uniform rules as the Committee may from time to time establish, rollovers described in Code Section 402(c), rollovers from an annuity contract described in Code Section 403(b), rollovers from an eligible plan under Code Section 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that is not tax-exempt, and rollovers from another plan that meets the requirements of Code Section 401(a) or 403(a), including after-tax employee contributions and designated Roth accounts, may be received by the Trustee and will be credited to an Account established in the name of the Eligible Employee. Any rollover contribution made in accordance with the preceding sentence must be made in cash; rollover contributions of property other than cash will not be accepted. Any amount received by the Trustee

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for an Eligible Employee in accordance with this Section 3.9 shall be adjusted during each accounting period for their pro rata share of any change in the value of the Investment Funds. Eligible Employees shall be fully vested in their Rollover Account. Loans from a terminated plan of an acquired company may be accepted.

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ARTICLE IV

ACCOUNTS: VESTING: DISTRIBUTIONS

4.1Participants' Accounts

(a)The Employer shall maintain, or cause to be maintained, records that reflect the interest of each Participant's Pretax Deferral Account, Roth Deferral Account, In-Plan Roth Conversion Account, Matching Contribution Account, ESOP Account, Rollover Account, Profit Sharing Account, and Retirement Contribution Account, as applicable, including all contributions, income, gains or losses, and withdrawals with respect to such Accounts. Records for the Participants' Accounts shall be maintained in accordance with procedural rules as determined by the Committee. As of such valuation dates as the Committee shall determine, but not less frequently than once each Plan Year, the Committee shall determine the value of each Participant's Accounts.
(b)At least once each Plan Year (and as frequently as ERISA requires), the Employer shall cause to be furnished to each Participant a statement of the contributions made by the Employer on the Participant's behalf, and the value of the Participant's Accounts, as well as such information as may be necessary to set forth earnings, gains, or losses with respect to the Participant's Accounts.
4.2Vesting

(a)A Participant will, at all times, have a fully vested right to the value of the Participant's Pretax Deferral Account, Roth Deferral Account, Matching Contribution Account, Rollover Account, and ESOP Account. As described in Schedule C, D, or E (which add a profit sharing feature or retirement contribution feature), a number of years of service may be required for the Participant to be fully vested in his or her Profit Sharing Account or Retirement Contribution Account, as applicable. If a Participant terminates employment before becoming fully or partially vested in his or her Profit Sharing Account or Retirement Contribution Account, the non-vested portion in such Account shall be forfeited as of the last day of the Plan Year in which the Participant terminates employment with all Affiliates. Any forfeitures that arise under the terms of this Section 4.2(a) shall be used for any of the following: (i) to reinstate the profit sharing contributions or retirement contributions of any reemployed Participants

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pursuant to the terms of the Plan, (ii) to reduce Employer contributions to the Plan, and (iii) to reduce administrative expenses incurred by the Plan. A Participant who dies while performing qualified military service (as defined in Code Section 414(u)) will receive service credit for vesting purposes for the period of qualified military service.
(b)If a Participant's employment with all Affiliates terminates before the Participant becomes vested in his or her Profit Sharing Account or Retirement Contribution Account, and such Participant is subsequently reemployed by an Affiliate, the following special rules shall apply:
(i)A "One-Year Break In Service" means a Plan Year in which a terminated Participant completes less than 500 Hours of Service.
(ii)If the Participant was not vested in his or her Profit Sharing Account or Retirement Contribution Account as of termination of employment, the Participant's years of vesting service prior to the termination of employment shall be aggregated with years of vesting service accrued upon reemployment only if the number of his or her consecutive One-Year Breaks In Service is less than five.
(iii)In the case of a maternity or paternity absence (as defined below), a Participant shall be credited, for the first Plan Year in which he or she otherwise would have incurred a One-Year Break In Service (and solely for purposes of determining whether such a One-Year Break In Service has occurred), with the Hours of Service that normally would have been credited to the Participant but for such absence (or, if the Committee is unable to determine the hours that would have been so credited, 8 hours for each work day of such absence), but in no event more than 501 hours for any one absence. A "maternity or paternity absence" means an Employee's absence from work because of the pregnancy of the Employee or birth of a child of the Employee, because of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement. The Committee may require the Employee to furnish such information as the Committee considers necessary to establish that the Employee's absence was for one of the reasons specified above.

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(iv)If a Participant terminated employment with all Affiliates before the Participant was fully vested in the Participant's Profit Sharing Account or Retirement Contribution Account, and is reemployed by an Affiliate before incurring five consecutive One-Year Breaks In Service, the forfeiture that resulted from the Participant's earlier termination of employment (unadjusted by subsequent gains or losses if the Participant received a prior distribution from the Plan) shall be recredited to the Participant's Profit Sharing Account or Retirement Contribution Account, as applicable, as of the accounting date coincident with or next following the date of his or her reemployment.
4.3Distribution. The amount credited to a Participant's Accounts, to the extent such Participant is vested in such Accounts, shall become payable to the Participant (or the beneficiary, as applicable) subject to Section 4.6 upon any of the following events:
(a)retirement;

(b)Disability;

(c)death;

(d)other termination of employment with all Affiliates;

(e)as a hardship withdrawal under Section 4.5(a); or

(f)as an age 59½ withdrawal under Section 4.5(b).

4.4Method of Payment. Participants (or their beneficiaries), in accordance with such uniform rules as the Committee may establish, shall elect distribution of their Accounts in one of the following methods:
(a)as a single-sum distribution; or

(b)in flexible installments not exceeding nine years.

Distributions shall generally be paid in cash; provided, however, that distributions from a Participant's ESOP Account may, at the Participant's election, be paid in the form of Common Stock.
4.5Withdrawals by Participants

(a)Hardship Withdrawal. A Participant may apply for a hardship withdrawal at any time. The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. If approved, such

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withdrawal shall equal the lesser of (i) the amount required to be distributed to meet the need created by the hardship, (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal), or (ii) the value of the vested portion of the Participant's Accounts. Immediate and heavy financial needs are limited to amounts necessary for:
(i)Unreimbursed medical expenses (as defined in Code Section 213, determined without regard to whether the expense exceeds 7½% of adjusted gross income) incurred by the Participant, the Participant's Spouse, or the Participant's dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)).
(ii)Preventing foreclosure on or eviction from the Participant's principal residence.

(iii)Costs directly related to the purchase of the Participant's principal residence, not including mortgage payments.
(iv)Tuition, room and board, and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's Spouse, children, or dependents.
(v)Funeral or burial expenses for the Participant's deceased parent, Spouse, children, or dependents.
(vi)Expenses for repair of damages to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to Code Section 165(h) and whether the loss exceeds 10% of adjusted gross income).
(vii)Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant's principal residence or principal place of employment at the time of the disaster was located in an area designated by the Federal Emergency Management Agency for individual assistance with respect to the disaster.

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In addition, a hardship withdrawal may be made only if the following conditions are met:
(i)The Participant has obtained all other currently available distributions (including distributions of ESOP dividends under Code Section 404(k), but not hardship withdrawals or nontaxable loans) under the Plan and all other plans of deferred compensation (whether qualified or nonqualified) maintained by the Affiliates.
(ii)The Participant has provided to the Committee a representation in writing (including by using an electronic medium as defined in Treasury Regulation
§ 1.401(a)-21(e)(3)), or in such other form as may be prescribed by the Commissioner of the Internal Revenue Service, that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need.
(iii)The Committee does not have actual knowledge that is contrary to the representation described above.
(iv)Any additional conditions, such as those described in Treasury Regulation

§ 1.401(k)-1(d)(3)(iii)(C).

A hardship withdrawal shall be paid to the Participant in cash as soon as practicable after approval of the Participant's written request.
(b)Age 59½ Withdrawal. A Participant who has attained age 59½ may withdraw, by written election to the Committee once per Plan Year, all or any portion of the Participant's vested Accounts in cash or in the form of Common Stock.
(c)Rollover Withdrawal. A Participant may withdraw, at any time by written election, all or any portion of the Participant's Rollover Account.
4.6Timing of Distributions

(a)When Distributions May Commence. If a Participant has incurred a distribution event described in Section 4.3 and requests a distribution of his or her Account, amounts credited to such Participant's Account will be paid as soon as practicable after such amounts are ascertained. In accordance with Code Section 414(u)(12), a Participant receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as having been severed from employment with all Affiliates for purposes of taking a distribution of his or her Account during any period the Participant performs service in the uniformed services

167624341.2

while on active duty for a period of more than 30 days. If a Participant elects to receive a distribution pursuant to the preceding sentence, such Participant shall not be permitted to make deferral contributions under Section 3.1 during the six-month period beginning on the date of the distribution.
(b)When Distributions Must Commence

(i)Accounts Not Exceeding $7,000. If a Participant incurs a distribution event described in Section 4.3(a)-(f) and his or her vested Accounts do not exceed $7,000, such vested Accounts shall be distributed as soon as practicable after such amounts are ascertained without the need for the Participant's consent to such distribution. If the Participant's vested Accounts exceed $1,000 but do not exceed $7,000, the vested Accounts shall be distributed in a direct rollover to an individual retirement account designated by the Committee unless the Participant elects otherwise. If the Participant's vested Accounts are $1,000 or less, the vested Accounts shall be distributed to the Participant in a lump sum unless the Participant elects otherwise.
(ii)Accounts in Excess of $7,000. If a Participant incurs a distribution event described in Section 4.3(a)-(f) and his or her vested Accounts exceed $7,000, then payment of the Participant's vested Accounts shall commence not later than the 60th day after the end of the calendar year in which the latest of the following events occurs:
(A)the Participant attains Normal Retirement Age;
(B)the tenth anniversary of the year in which the Participant commenced participation in the Plan occurs; or
(C)the Participant terminates employment with all Affiliates.
Notwithstanding the foregoing, the Participant may elect to defer distribution of his or her Accounts (by not requesting a distribution) until attainment of age 73. As a result, if the Participant's vested Accounts exceed $7,000, a distribution will not be made to the Participant before attainment of age 73 without the Participant's consent. Upon a Participant's attainment of age 73, distribution of the Accounts shall commence as soon as practicable after such amounts are ascertained. If a Participant dies before age 73 and the Participant's surviving Spouse is the

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beneficiary, the surviving Spouse may elect to defer distribution of the Participant's Accounts until the Participant would have attained age 73.
For purposes of determining the value of the Participant's vested Accounts under Sections 4.6(b){i)-(ii), the Participant's Rollover Account (if any) shall be included.
(c)Minimum Distribution Rules for Employees Who Continue in Service After Attaining

Age 73. All distributions under the Plan shall be made in accordance with Code Section 401(a)(9).
(i)5% Owners in Service After Attaining Age 73. With regard to a Participant who is a 5% owner (as defined in Code Section 416), payment of a benefit under the Plan shall commence no later than the April 1 next following the calendar year in which such Participant attains age 73, regardless of whether the Participant has retired or otherwise terminated employment as of such date.
(ii)All Other Participants in Service After Attaining Age 73. With regard to Participants other than 5% owners who continue to be active Employees after attaining age 73, distribution of their Accounts is not required until they terminate employment.
4.7Distributions Made in Accordance with Code Section 401(a)(31). Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 4.7, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. With respect to any portion of a distribution from the Plan on behalf of a deceased Participant, if a direct trustee-to-trustee transfer is made to an individual retirement plan described in Code Section 408(a) or (b) (an "IRA"), which IRA is established for the purpose of receiving the distribution on behalf of an individual who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the surviving Spouse of the Participant, then the transfer shall be treated as an Eligible Rollover Distribution for purposes of this Plan and Code Section 402(c). For purposes of this Section 4.7, the IRA of the non-Spouse beneficiary is treated as an inherited IRA within the meaning of Code Section 408(d)(3)(C). The Plan may make a direct rollover to an IRA on behalf of a trust where the trust is the designated beneficiary of a Participant, provided that (a) the beneficiaries of the trust meet the requirements of a

167624341.2

designated beneficiary described above; (b) the IRA is established in accordance with Internal Revenue Service guidance, with the trust identified as the beneficiary; and (c) the trust meets the requirements set forth in Treasury Regulation § 1.401(a)(9)-4, Q&A-5. The rules of this Section
4.7 shall be interpreted in a manner consistent with regulations or other guidance prescribed by the Internal Revenue Service under Code Section 402(c)(11). Solely to the extent permitted in Code Sections 408A(c)(3)(B), (d)(3) and (e), an eligible Distributee may elect to roll over any portion of an Eligible Rollover Distribution to a Roth IRA (as defined by Code Section 408A), provided that the rollover requirements of Code Section 402(c) are met, and provided further that, in the case of an Eligible Rollover Distribution to a non-Spouse beneficiary, the Roth IRA is treated as an inherited IRA (within the meaning of Code Section 408(d)(3)(C)).
4.8Loans to Participants. While it is the primary purpose of the Plan to accumulate retirement funds for Participants, it is recognized that under some circumstances it is in the best interest of Participants to permit loans to be made to them while they continue in the active service of the Employer. Accordingly, the Committee, pursuant to such rules as it may from time to time establish and upon application by a Participant supported by such evidence as the Committee requests, may make loans to Participants subject to the following:
(a)Funding, Number, and Amount. Loans are available pro rata from a Participant's vested Accounts. For each Participant, no more than two loans may be approved and no more than two loans may be outstanding at any time during a Plan Year, except that a third loan may have been approved during the period beginning April 1, 2020 and ending September 30, 2020 under the MDU 401(k) Plan, and such a loan that is transferred to the Plan in connection with the Plan spinoff (described in Schedule A) may remain outstanding until it is fully repaid according to its terms and this Section 4.8. The minimum amount of each loan is $1,000. The maximum amount of each loan, when added to the outstanding balance of all other loans made to the Participant from all qualified plans maintained by the Affiliates, shall not exceed the lesser of:
(i)$50,000, reduced by the excess (if any) of:
(A)the highest outstanding balance of plan loans during the one-year period ending immediately preceding the date of the loan, over

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(B)the outstanding balance of plan loans on the date the loan is made; or

(ii)one-half of the Participant's total vested Account balances under the Plan.
(b)Documentation and Interest Rate. Each loan must be evidenced by a promissory note prepared in a form approved by the Committee and shall bear a reasonable rate of interest equal to the Wall Street Journal Prime Rate plus 1% or such other commercially reasonable interest rate as determined by the Committee from time to time; provided however, that the applicable interest rate shall not exceed 6% during any period that the Participant receiving the loan is on military leave, in accordance with the Service Members Civil Relief Act. Interest paid by a Participant on a loan made under this Section 4.8 shall be credited to the Participant's Account as of the accounting date that ends the accounting period of the Plan during which such interest payment is made.
(c)Repayment and Leaves of Absence. The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this quarterly amortization requirement shall not apply while a Participant is on a leave of absence for a period not longer than one year, if the following conditions are met: (i) the Participant is on leave either without pay from the Employer, or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan; (ii) the loan must be repaid by the latest date permitted under Section 4.8(e) or 4.8(f), as applicable, and (iii) the installments due after the leave of absence ends (or if earlier, upon the expiration of the first year of the leave of absence) must not be less than those required under the terms of the original loan. The Committee may allow for suspension of loan repayments under the Plan as permitted under Code Section 414(u)(4).
(d)Term of Loan. Each loan shall specify a repayment period that shall not extend beyond five years. If a Participant's employment is involuntarily terminated in connection with the sale, outsourcing or other divestiture of an Employer, then the Committee may establish uniform rules pursuant to which a Participant may elect a rollover of his or her outstanding loan to an Eligible Retirement Plan. However, the five-year limit shall not apply to any loan used to acquire any dwelling unit that, within a reasonable time, is to be used (determined at the

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time the loan is made) as the principal residence of the Participant, in which event the time limit shall be 15 years.
(e)Retirement or Termination of Employment. If upon a Participant's retirement or other termination of employment, any loan or portion of a loan made to the Participant under the
Plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant's Account as soon as practicable after 60 days following the Participant's retirement or termination of employment.
(f)Failure to Repay. If a Participant fails to make a loan payment by its due date (other than as described in Section 4.8(e)), the total outstanding amount of the loan, together with the accrued interest thereon, shall be defaulted as soon as practicable after 90 days following the loan payment due date.

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ARTICLE IV
A MINIMUM DISTRIBUTION REQUIREMENTS

4A.1    General Rules

(a)Precedence. The requirements of this Article IV A will take precedence over any inconsistent provisions of the Plan; provided, however, that this Article IV A shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under the Plan.
(b)Requirements of Treasury Regulations Incorporated. All distributions required under this Article IV A will be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the Treasury Regulations thereunder.
(c)TEFRA Section 242(b) Elections. Notwithstanding the other provisions of this Article IV A,

distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
(d)Definitions. For purposes of this Article IV A, capitalized terms shall have the meanings provided in Article I, unless an alternate definition is provided in Section 4A.5, in which case the definition in Section 4A.5 shall control.
4A.2    Time and Manner of Distribution

(a)Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.
(b)Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 73, if later.

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(ii)If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, and if distribution is to be made over the life or over a certain period not exceeding the Life Expectancy of the Designated Beneficiary, distribution to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, or if the provisions of Sections 4A.2(b)(i) and (ii) do not otherwise apply, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
(iv)If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 4A.2(b), other than Section 4A.2(b)(i), will apply as if the surviving Spouse were the Participant.
For purposes of Sections 4A.2 and 4A.4, unless Section 4A.2(b)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 4A.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 4A.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 4A.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.
(c)Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 4A.3 and 4A.4. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder.

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4A.3    Required Minimum Distributions During Participant's Lifetime
(a)Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(i)the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or
(ii)if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.
(b)Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.

Required minimum distributions will be determined under this Section 4A.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.
4A.4    Required Minimum Distributions After Participant's Death

(a)Death on or After Date Distributions Begin.

(i)Participant Survived by Designated Beneficiary. Subject to the provisions of this Article IV A, if the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:
(ii)The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(iii)If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.
(iv)If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.
(b)No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(c)Death Before Date Distributions Begin.

(i)Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 4A.4(a).
(ii)No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be

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completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
(iii)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required
to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 4A.2(b)(i), this Section 4A.4(b) will apply as if the surviving Spouse were the Participant.
4A.5    Definitions

(a)Designated Beneficiary. The individual who is designated as the Beneficiary under Section

6.6 and is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.
(b)Distribution Calendar Year. A calendar year for which a minimum distribution is required.

For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 4A.2(b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
(c)Life Expectancy. Life expectancy as computed by use of the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Treasury Regulations.
(d)Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and

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decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
(e)Required Beginning Date. The date specified in Section 4.6(b).

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ARTICLE V

INVESTMENT OF CONTRIBUTIONS

5.1Making of Contributions. Once each month, or as otherwise determined by the Committee subject to the Employer's consent, the Employer will pay over contributions to the Trustee to be held in trust and invested as herein provided and as set out more fully in the Trust Agreement. The Employer's matching contributions, profit sharing contributions, and retirement contributions for each Plan Year, if any, shall not be made later than the due date for filing the Employer's federal income tax return for the taxable year with or within which such Plan Year ends, including extensions thereof. The contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Code Section 404.
5.2Investment

(a)Each Participant's Accounts and earnings credited to such Accounts on and after the Effective Date will be invested in one or more of the Investment Funds. Each Participant will designate the proportion (expressed as a percentage in multiples of 1%) of such Participant's Accounts to be invested in each Investment Fund. Such designation, once made, can be changed at any time, and will take effect as soon as administratively feasible. Participants may also, at any time and independent of changing their election of investment of future deferral contributions, transfer the amount equivalent to the Participant's interest or any partial interest (expressed as a percentage in multiples of 1% or in dollars) from one Investment Fund to another. Any designation made under this Section 5.2(a) shall be made pursuant to the method established by the Committee for this purpose.
Notwithstanding any other provision herein to the contrary, during any period in which a Participant has not made an initial election as to the investment of his or her Accounts, the Participant shall be deemed to have elected to have his or her Accounts invested in the age appropriate target date fund, as determined by the Committee. The investment described in the preceding sentence is referred to as the default fund and is intended to constitute a qualified default investment alternative within the meaning of ERISA Section 404(c) and the regulations issued thereunder.

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(a)Each Participant shall have an interest in each Investment Fund in which the Participant has elected to have invested all or any part of the Participant's deferral contributions under Section 3.1. The Participant's interest at any time in the Investment Funds shall be equal to such contributions, adjusted from time to time to reflect the proportionate share of the income and losses realized by such Investment Funds and of the net appreciation or depreciation in the value of such Investment Funds.
(b)In accordance with Code Section 401(a)(35), for any period in which the Plan holds publicly traded employer securities, the following rules shall apply.
(i)Subject to Section 1.401(a)(35)-1(f)(2)(iv)(B) of the Treasury Regulations, if the Company or any member of the controlled group of corporations (as defined in Section 1.401(a)(35)-1(f)(2)(iv)(A) of the Treasury Regulations) that includes the Company has issued a class of stock that is a publicly traded employer security, and the Plan holds employer securities that are not publicly traded employer securities, then the Plan shall be treated as holding publicly traded employer securities.
(ii)With respect to a Participant, an alternate payee with an Account under the Plan, or a Participant's beneficiary, if any portion of such individual's Account under the Plan attributable to employee contributions and elective deferrals (as described in Code Section 402(g)(3)(A)) is invested in publicly traded employer securities, then such individual must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in Section 5.2(c)(iv).
(iii)With respect to a Participant who has completed three years of vesting service, an alternate payee of such Participant with an account under the Plan, or a Participant's beneficiary, if any portion of such individual's account attributable to employer contributions is invested in publicly traded employer securities, then such individual must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in Section 5.2(c)(iv).
(iv)With respect to individuals described in Sections 5.2(c)(ii) and (iii):

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(A)At least three investment options (other than employer securities) shall be offered to such individuals;
(B)Each investment option shall be diversified and have materially different risk and return characteristics; and
(C)Periodic reasonable divestment and reinvestment opportunities shall be provided at least quarterly.
(v)Except as provided in Sections 1.401(a)(35)-1(e)(2) and (3) of the Treasury Regulations, restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded employer securities if such restrictions or conditions are not imposed on the investment of other Plan assets.
(c)One of the Investment Funds shall be a fund invested primarily in Common Stock (the "Common Stock Investment Fund"). The Common Stock Investment Fund is intended to be a permanent Investment Fund under the Plan, unless the Committee concludes that it is clearly imprudent to continue the Common Stock Investment Fund as an Investment Fund under the Plan. The Committee will evaluate the prudence of maintaining the Common Stock Investment Fund not on the basis of the risk of the Common Stock Investment Fund standing alone but in light of the availability of other Investment Funds under the Plan and the ability of Participants and beneficiaries to construct a diversified investment portfolio consistent with their individual desired level of risk and return.
5.3Voting of Common Stock of the Company. Each Participant shall have the right to direct the Trustee as to the manner in which shares of Common Stock allocated to the Participant's Accounts are to be voted. The Company shall furnish the Trustee and the Participants with notices and information statements when voting rights are to be exercised, in such time and manner as may be required by applicable law and the Certificate of Incorporation and Bylaws of the Company. Such statements shall be substantially the same for Participants as for holders of Common Stock in general. The Participant may, in the Participant's discretion, grant proxies for the exercise of the Participant's voting rights under this Section 5.3 in accordance with proxy provisions of general application. The Trustee shall vote such Common Stock in accordance with the direction of the Participant. Fractional shares of Common Stock allocated to Participants' Accounts shall be combined to the largest number of whole shares and voted

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by the Trustee to the extent possible to reflect the voting direction of the Participants holding fractional shares. Subject to the terms of the immediately following sentence, the Trustee shall vote allocated shares of the Company's Common Stock for which it has not received valid direction proxies and any shares that have not been allocated to Participants' Accounts in accordance with the recommendation of the Company's board of directors on all of the matters.
5.4Tendering of Stock. A Participant (or in the event of the Participant's death, the beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer in any and all shares of Common Stock credited to such Participant's Accounts. The Employer shall notify each Participant (or beneficiary) and utilize its best efforts to distribute or cause to be distributed in a timely fashion such information as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer, together with a form requesting confidential instruction to the Trustee as to the manner in which to respond to the tender or exchange offer for any or all shares of Common Stock credited to such Participant's Accounts. Upon its receipt of such instructions, the Trustee shall tender such shares of such Common Stock as and to the extent so instructed. If the Trustee does not receive instructions from a Participant (or beneficiary) regarding any such tender or exchange offer for Common Stock, the Trustee shall have no discretion in such matter and shall take no action with respect thereto.
5.5Dividend Election. Each Participant (or, where applicable, a Participant's beneficiary or an alternate payee) will have the right to elect to receive a cash payment of the dividends, if any, paid on all shares (vested or unvested) of Common Stock in the Participant's ESOP Account or to reinvest such vested dividends in Common Stock in the Participant's ESOP Account. Participants shall be fully vested in all dividends, if any, paid on the shares of Common Stock held in the Participant's ESOP Account. If a Participant (or the Participant's beneficiary or an alternate payee) does not make an affirmative election under this Section 5.5, the Participant will be deemed to have elected to reinvest vested dividends in the ESOP Account. The Committee will establish rules and procedures for the election, including the procedures for determining the number of shares of Common Stock in each Participant's ESOP Account on the record date of the dividend. Reinvested dividends will be paid to the Plan and credited to the Participant's ESOP Account. If a Participant elects to receive dividends in cash, such dividends shall be paid to the Participant by the Plan and shall not constitute Eligible Rollover

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Distributions under Section 4.7. Partial elections (i.e., electing to receive part of a dividend in cash and to reinvest part) shall not be permitted.

167624341.2

ARTICLE VI

PLAN ADMINISTRATION; CLAIMS FOR BENEFITS

6.1Named Fiduciaries. The Plan shall be administered by the Committee, which initially shall consist of the Chief Financial Officer of the Company and four to ten other individuals appointed by the Chief Executive Officer of the Company who are employed by the Company or an Affiliate.
The Committee shall be the "plan administrator" under Section 3(16)(A) of ERISA and shall have all of the powers, rights, and duties necessary or advisable in order to fully perform the applicable responsibilities imposed by ERISA upon plan administrators, including the authority to delegate or allocate any of those powers in writing in a prudent and reasonable manner consistent with ERISA. The Committee shall be a "named fiduciary" under ERISA. The Company agrees to maintain adequate fiduciary liability insurance with respect to the Committee and any member or delegate thereof by reason of any act or failure to act on behalf of the Plan or Participants in carrying out the fiduciary obligations.
6.2Administrative Powers and Duties. In administering the Plan, the Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:
(a)To construe and interpret the provisions of the Plan and make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of Employees, Participants, and any other persons, as well as the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies, or omissions, with such determinations to be binding on all parties;
(b)To prescribe procedures to be followed for the proper and efficient administration of the Plan;
(c)To prepare and distribute information explaining the Plan;
(d)To receive from the Employer and from all Participants such information as shall be necessary for the proper administration of the Plan;
(e)To prepare such reports with respect to the administration of the Plan as are reasonable and appropriate, including the power and authority to cause to be prepared, to execute, and to

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deliver any governmental filings related to the Plan including, without limitation, annual reports (Form 5500 series) and Internal Revenue Service determination letter filings;
(f)To furnish each Participant a statement showing the status of that Participant's Accounts;

(g)To appoint or employ individuals to assist in the administration of the Plan, including the power and authority to establish one or more committees to handle Participant claims under the Plan and to appoint or remove, for any reason, members of any such committee;
(h)To monitor the Plan to meet the applicable nondiscrimination rules of the Code;

(i)To keep such accounts and records as the Committee may deem necessary or proper in the performance of its duties under the Plan; and
(j)    As described in Article IX, to extend the Plan to Affiliates.
6.3Claims Procedures. As required under Section 2560.503-1(b)(2) of the Department of Labor Regulations, the claims procedures are set forth in the Plan's Summary Plan Description, which claims procedures are incorporated by reference into the Plan. A Participant or a beneficiary, or the authorized representative of either (the "claimant"), may not bring an action under ERISA Section 502(a) or otherwise with respect to his or her claim until he or she has exhausted the claims procedures. Any such action must be filed in a court of competent jurisdiction within 12 months after the date on which the claimant receives the Committee's written denial of the claimant's claim on appeal or, if earlier, 12 months after the date of the alleged facts or conduct giving rise to the claim (including, without limitation, the date the claimant alleges he or she became entitled to Plan benefits requested in the suit or legal action), or it shall be forever barred. Any further review, judicial or otherwise, of the Committee's decision on the claimant's claim shall be limited to whether, in the particular instance, the Committee abused its discretion. In no event shall such further review, judicial or otherwise, be on a de novo basis, as the Committee has discretionary authority to determine eligibility and benefits and to. construe and interpret the terms of the Plan.
6.4Applications and Forms. Any action permitted or required to be taken by a Participant or a Participant's beneficiary shall be made pursuant to one of the following methods: (a) by filing a written election, (b) by telephone through a telephone system established by the Committee for this purpose, or (c) by any other method designated by the Committee. A Participant or a Participant's beneficiary shall furnish all pertinent information requested by the Committee.

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6.5Facility of Distribution and Payment. Whenever, in the Committee's opinion, a person entitled to receive any distribution or payment under the Plan is under a legal disability or is so incapacitated as to be unable to manage financial affairs, the Committee may make a distribution or payment to such person or the person's legal representative or to a relative of such person in such manner as the Committee considers appropriate. Any distribution or payment of a benefit in accordance with the provisions of this Section 6.5 shall be a complete discharge of any liability for the making of such distribution or payment under the provisions of the Plan.
6.6Beneficiary Designations. A Participant shall designate a beneficiary or multiple or contingent beneficiaries to whom distribution of the Participant's interest in the Plan shall be made in the event of the Participant's death prior to the full receipt thereof; provided, however, that in the event that the Participant is married on the date of death, such beneficiary shall be deemed to be the Participant's surviving Spouse. The Participant may elect to change or revoke a designated beneficiary at any time; provided, however, that in the event that the beneficiary is the Participant's surviving Spouse, such election shall not be effective unless such surviving Spouse provides written consent that acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. The affirmative designation of any beneficiary and any elected change or revocation thereof by a Participant shall be made on forms provided by the Committee and shall not in any event be effective unless and until filed with the Committee. If no designated or deemed beneficiary survives the Participant or former Participant, or if any unmarried Participant or former Participant fails to designate a beneficiary under the Plan, the amount payable upon the death of the Participant or former Participant shall be paid to the Participant's estate.
6.7Form and Method of Designation. The affirmative designation of any beneficiary and any elected change or revocation thereof by a Participant shall be made on forms provided by the Committee and shall, not in any event, be effective unless and until filed with the Committee. The Committee and all other parties involved in making payment to a beneficiary may rely on the latest beneficiary designation on file with the Committee at the time of payment or may make payment pursuant to Section 6.6 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of beneficiary or from any other reason.

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6.8Administrative Expenses. Unless paid by the Company and except as otherwise provided below, all reasonable costs, charges, and expenses incurred in the administration of the Plan, including expenses incurred by the Committee, compensation to the Trustee, compensation to an investment manager, and any compensation to agents, attorneys, actuaries, accountants, recordkeepers, and other persons performing services on behalf of this Plan or for the Committee will be paid from the Trust Fund in such portions as the Committee may direct. As directed by the Committee, expenses to be paid from the Trust Fund may be drawn from (a) Participants' Accounts, in the form of a flat fee, charges for specific services, or a percentage of the value of each Account, (b) earnings or gains in each Investment Fund or (c) forfeitures under Section 4.2. Expenses directly related to the investment of a particular Investment Fund (such as brokerage, postage, express and insurance charges, and transfer taxes) shall be paid from that Investment Fund. The Company, in its discretion, may decide to pay the expenses incurred in operating and administering the Plan for certain Participating Affiliates or certain Participants.

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ARTICLE VII

TRUST FUND

7.1Trust Agreement. All assets of the Plan shall be held under the Trust Agreement between the Company and the Trustee designated by the Company, which shall serve at the pleasure thereof. The Trust Agreement shall provide, among other things, for a Trust Fund to be administered by the Trustee to which all contributions shall be paid, and the Trustee shall have such rights, powers, and duties as the Company shall from time to time determine. All assets of the Trust Fund shall be held, invested, and reinvested in accordance with the provisions of the Trust Agreement.
7.2Reversion. At no time, prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries, shall any part of the assets of the Plan be used for or diverted to purposes other than for the exclusive benefit of such persons; provided, however, Employer contributions may be returned to the Employer (a) if made by the Employer by a mistake of fact, within one year after the payment of the contribution, or (b) if a contribution is conditioned upon the deductibility of such contribution under Code Section 404, then to the extent the deduction is disallowed, within one year of the disallowance of the deduction. The amount of any contribution that may be returned to the Employer must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant's Account balances to be less than the amount of such balances had the contribution not been made under the Plan.

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ARTICLE VIII

AMENDMENT AND TERMINATION

8.1Amendments. The Company reserves the right to make, from time to time, any amendments to the Plan that do not cause any part of the Accounts to be used for or diverted to any purpose other than the exclusive benefit of Participants or their beneficiaries and that do not operate retroactively so as to adversely affect the rights of any Participant or beneficiary prior to such action. The Company has delegated to the Committee the authority to cause to be prepared, to approve, and to execute any amendments, including for the purpose of merging, consolidating, freezing, or completing the termination of the Plan or Trust; provided, however, approval of the board of directors of the Company is necessary for any amendment that would result in:
(a)The greater of a 5% or $500,000 increase in the cost of funding or administering the Plan, unless:
(i)the Committee reasonably believes that such amendment or action is necessary to bring the Plan into compliance with ERISA, or any other applicable law, or to maintain the Plan's qualification under, or compliance with, provisions of the Code, or
(ii)such amendment or action is necessary to implement the provisions of any collective bargaining or other agreement validly executed by any Employer;
(b)Disqualification, termination, or partial termination of the Plan or loss of tax-exempt status of the Trust;
(c)Violation of the terms and conditions of any collective bargaining agreement for the Plan subject to such agreement;
(d)The appointment or removal of the Trustee, investment manager, custodian, or other professional firm engaged by the Committee in connection with the investment or management of the Plan's assets;
(e)A change in the membership or structure, or a material change in the powers, duties, or responsibilities, of the Committee or a change in the indemnification of any fiduciary of the Plan (except that the Committee may amend the Plan to transfer to the Committee any or all of the powers, rights, responsibilities, and duties described in Section 6.2 that are currently

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granted by the Plan to none of the Committee, the Company, or the Company's board of directors); or
(f)An increase in the duties or responsibilities of the Company's board of directors under the Plan.
No person has the authority to modify the terms of the Plan, except by means of authorized written amendments to the Plan. No verbal or written representations contrary to the terms of the Plan and its written amendments shall be binding upon the Employer or the Plan.
8.2Right to Terminate. The Company expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. If the Plan shall be terminated, the Trustee shall continue to hold, invest, and administer the Trust Fund in accordance with the provisions of the Trust Agreement and shall make distributions therefrom in accordance with the provisions of the Plan, as then in effect, pursuant to instructions filed with the Trustee by the Committee upon such termination or from time to time thereafter, subject to Section 8.4.
8.3Action by the Company. Any action by the Company to amend or terminate the Plan may be taken by resolution of its board of directors or by any person or persons duly authorized by resolution of its board of directors to take such action.
8.4Distribution of Accounts upon Plan Termination. The distribution of Participants' Accounts after termination of the Plan may, in the Company's discretion, be deferred until a reasonable time after the Company's receipt of a favorable Internal Revenue Service determination letter regarding the Plan's termination if the Company applies to the Internal Revenue Service for such letter.

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ARTICLE IX

ADOPTION OF THE PLAN BY AFFILIATES

9.1Adoption. In the event the Plan is adopted by appropriate action of an Affiliate that the Committee authorizes to adopt the Plan, the Committee may determine the effective date of the Plan as to any such Affiliate, and each such Affiliate shall thereupon be a Participating Affiliate and included within the term "Employer." The Committee may also determine the extent to which service of the employees of any such Affiliate prior to such effective date, including with a predecessor employer, shall be counted as credited service and may otherwise determine the terms and conditions upon which any such Affiliate may adopt the Plan.
9.2Withdrawal. The Company may withdraw from the Plan at any time by action of its board of directors. Any Participating Affiliate may withdraw from the Plan by giving at least 30 days' written notice of its intention to withdraw to the Committee.

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ARTICLE X

GENERAL

10.1No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Eligible Employee or Participant, as a right of any Eligible Employee or Participant to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees.
10.2Nonalienation of Benefits. Except to the extent otherwise provided by Code Section 401(a)(13)(C) or by the issuance of a qualified domestic relations order (within the meaning of Code Section 414(p)), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a Spouse or former Spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under the Plan, shall be void.
10.3Missing Persons. If the Committee is unable to locate a Participant or beneficiary whose Account becomes distributable under the Plan or if the Plan has made a distribution, but the Participant or beneficiary for any reason does not cash the distribution check, such Account shall be administered according to the Plan's missing persons process as then in effect, which is made a part of the Plan and incorporated herein by reference.
10.4Governing Law. Except as preempted by federal law, the provisions of the Plan will be construed in accordance with the laws of the State of North Dakota.
10.5Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another plan, the assets and liabilities of the Plan shall be transferred to the other plan only if each Participant would, if the Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive if the Plan had been terminated immediately before the merger, consolidation, or transfer.

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10.6Distribution to Alternate Payees. Benefits may be distributed to an alternate payee on the earliest date specified in a qualified domestic relations order, without regard to whether such distribution is made or commences prior to the Participant's earliest retirement age (as defined in Code Section 414(p)(4)(B)) or the earliest date that the Participant could commence receiving benefits under the Plan.
10.7Construction. Whenever any words are used herein in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be. The words "hereof," "herein," "hereunder," and other similar compounds containing the word "here" shall mean and refer to this entire document and not to any particular article or section. Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. References to "Participant" shall include alternate payee or beneficiary when appropriate and even if not otherwise already expressly stated.

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ARTICLE XI

TOP-HEAVY PROVISIONS

11.1Top-Heavy Plan. The Plan shall be deemed "Top-Heavy" with respect to any Plan Year if, as of the last day of the preceding Plan Year (the "Determination Date"), the present value of the cumulative account balances for "Key Employees," as defined in Code Section 416(i), under the Plan and all other plans in the "Aggregation Group," as defined below, exceeds 60% of the present value, as of the Determination Date, of the cumulative account balances under all such plans for all employees of the Affiliates. For purposes of this Article XI, (a) the term "Aggregation Group" shall mean each plan of the Affiliates in which a Key Employee participates and each other plan of the Affiliates that enables such plan to meet the requirements of Code Section 401(a)(4) or 410; (b) the present value of such account balances shall be computed in accordance with Code Section 416(g); and (c) the above percentage ratio shall be determined as of the Determination Date by a fraction, the numerator of which is the sum of the present value of the account balances of Key Employees under the Plan and all other plans in the Aggregation Group and the denominator of which is the sum of the present value of the account balances under all such plans, including the Plan, for all employees of the Affiliates. The accrued benefits of a Participant who did not perform any services for an Employer during the one-year period ending on the Determination Date shall be disregarded.
11.2Operative Provisions

(a)For any Plan Year with respect to which the Plan is deemed Top-Heavy, the Employer shall make a special Employer contribution on behalf of each Participant who is not a Key Employee with respect to such Plan Year in an amount that, when added to the matching contribution, if any, made under the Plan on behalf of such Participant for such Plan Year, equals 3% of the Participant's Section 415 compensation (as defined in Section 3.8). Any such special Employer contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). Notwithstanding the foregoing provisions of this Section 11.2, if a Participant in the Plan is also a Participant in a defined benefit plan of the Employer, then for each Plan Year with respect to which the Plan is Top-Heavy, such Participant's accrual of a minimum benefit

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under such other defined benefit plan in accordance with Code Section 416(c)(1) shall be deemed to satisfy the special Employer contribution requirements of this Section 11.2(a).
(b)In the event the Plan is deemed "Top-Heavy" pursuant to Section 11.1, each Participant shall have a nonforfeitable right to the Participant's entire Account balances, including those amounts attributable to the special Employer contributions under this Section 11.2.

167624341.2

ARTICLE XII

SPECIAL RULES FOR CERTAIN OFFICERS

Notwithstanding the provisions set forth herein, Section 16 Officers are subject to special limitations on their ability to effect certain transactions under the Plan, as follows: The Section 16 Officer may effect "Discretionary Transactions," as defined below, only in compliance with Rule 16b-3(f) of the Securities Exchange Act of 1934, as amended.
A "Discretionary Transaction" is a transaction pursuant to the Plan that (a) is at the volition of the Participant; (b) is not made in connection with the Participant's death, retirement, or termination of employment; (c) is not required to be made available to the Participant pursuant to a provision of the Code; and (d) results in either an intra-Plan transfer involving an issuer equity securities fund, or a cash distribution funded by a volitional disposition of an issuer equity security. A Discretionary Transaction shall be exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended, only if effected pursuant to an election made at least six months following the date of the most recent election, with respect to any plan of the Company that effected a Discretionary Transaction that was (i) an acquisition, if the transaction to be exempted would be a disposition; or (ii) a disposition, if the transaction to be exempted would be an acquisition.

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EXECUTION

The Plan is established effective as of September 1, 2024, and executed by a duly authorized individual on the date set forth below.

MDU RESOURCES GROUP, INC.

Date:	July 19, 2024	By:	/s/ Jason L. Vollmer
Jason L. Vollmer, Chairman
Employee Benefits Committee

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SCHEDULE A

SPINOFF PROVISIONS

A-1Spinoff and Establishment of the Plan. The Plan is established as a spinoff of the portion of the MDU 401(k) Plan attributable to the Everus Affiliates (defined in Section A-2) in accordance with Code Section 414(l) effective as of September 1, 2024, or as soon as administratively practicable thereafter (the "Spinoff Effective Date"). The participants and beneficiaries whose accounts make up the portion of the MDU 401(k) Plan that is spun off into the Plan are referred to in this Schedule A as the "Spinoff Participants." The Spinoff Participants' accounts (including loans) under the MDU 401(k) Plan shall transfer in-kind from the MDU 401(k) Plan to the Plan effective as of the Spinoff Effective Date. The Spinoff Participants' benefits under the MDU 401(k) Plan and their rights and obligations with respect to such benefits shall be governed by the Plan, as modified by this Schedule A, effective as of the Spinoff Effective Date, provided that any protected benefits applicable to the Spinoff Participants' accounts under the MDU 401(k) Plan shall remain in effect as to their Accounts under the Plan. Each Spinoff Participant who is an Eligible Employee on the Spinoff Effective Date shall participate in the Plan as of the Spinoff Effective Date. The terms of this Schedule A supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between this Schedule A and such other provisions.

A-2Everus Affiliates. The Everus Affiliates include the following Affiliates that shall commence participation in the Plan beginning on the Spinoff Effective Date:

▪Bell Electric Contractors, a division of Capital Electric Construction Company, Inc.
▪Bombard Electric, LLC
▪Bombard Mechanical, LLC
▪Capital Electric Construction Company, Inc.
▪Capital Electric Line Builders, LLC
▪Desert Fire Protection, LLC (dba Allstate Fire Protection)
▪Desert Fire Protection, LP
▪Duro Electric Company
▪E.S.I., Inc.
▪Everus Construction, Inc.
▪International Line Builders, Inc.
▪Lone Mountain Excavation & Utilities, LLC
▪Loy Clark Pipeline Co.
▪OEG, Inc.
▪PerLectric, Inc.
▪Rocky Mountain Contractors, Inc.
▪Sun Valley
▪USI Industrial Services, LLC
▪Wagner-Smith Equipment Co.

The Everus Affiliates shall make up the initial Participating Affiliates in the Plan.

A-3Deferral and Catch-Up Contribution Elections. A Spinoff Participant's elections for deferral contributions (including deemed elections under an automatic contribution arrangement) and catch up contributions in effect under the MDU 401(k) Plan immediately prior to the Spinoff Effective Date shall transfer to the Plan as of the Spinoff Effective Date and shall remain in effect under the Plan until the Spinoff Participant changes his or her elections in accordance with Section 3.2.

A-4Matching Contributions. The matching contribution adopted by an Everus Affiliate that is in effect under the MDU 401(k) Plan immediately prior to the Spinoff Effective Date shall continue to be provided by the Everus Affiliate under the Plan on and after the Spinoff Effective Date as set forth in Section 3.4 or Schedule B until changed by the Everus Affiliate and approved by the Committee in accordance with Section 3.4.

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A-5Profit Sharing Contributions. The profit sharing contribution adopted by an Everus Affiliate that is in effect under the MDU 401(k) Plan immediately prior to the Spinoff Effective Date shall continue to be provided by the Everus Affiliate under the Plan on and after the Spinoff Effective Date as set forth in Schedule C until changed by the Everus Affiliate and approved by the Committee in accordance with Section 3.5(a).
A-6Retirement Contributions. The retirement contribution adopted by an Everus Affiliate that is in effect under the MDU 401(k) Plan immediately prior to the Spinoff Effective Date shall continue to be provided by the Everus Affiliate under the Plan on and after the Spinoff Effective Date as set forth in Schedule D or E until changed by the Everus Affiliate and approved by the Committee in accordance with Section 3.5(b).
A-7Investment Designations. A Spinoff Participant's investment designations in effect under the MDU 401(k) Plan immediately prior to the Spinoff Effective Date shall transfer to the Plan effective as of the Spinoff Effective Date and shall remain in effect under the Plan until the Spinoff Participant changes such designations in accordance with Section 5.2(a). Notwithstanding the foregoing, a Participant shall not be permitted to increase holdings in the Common Stock of MDU Resources Group, Inc., in his or her Account, and any existing investment designations in the Common Stock of MDU Resources Group, Inc., with respect to future contributions shall be mapped to the Plan's default fund described in Section 5.2(a) effective as of the Spinoff Effective Date. A Participant may, however, elect to transfer any or all of his or her Account out of the Common Stock of MDU Resources, Group, Inc., and into other Investment Funds at any time in accordance with Section 5.2(a).

A-8Beneficiary Designations. A Spinoff Participant's Beneficiary designations in effect under the MDU 401(k) Plan immediately prior to the Spinoff Effective Date shall transfer to the Plan as of the Spinoff Effective Date and shall remain in effect under the Plan until the Spinoff Participant changes such designations in accordance with Section 6.6.

A-9Transfer Employees. The employment of certain Employees will be transferred from an Affiliate other than an Everus Affiliate (a "Non-Everus Affiliate") to an Everus Affiliate on or after the Spinoff Effective Date and before the Distribution Date. For purposes of this Section A-9, an Employee whose employment is so transferred is referred to as a "Transfer Employee," and the date his or her employment is so transferred is referred to as the "Transfer Date."

A Transfer Employee shall become a Participant in the Plan effective as of his or her Transfer Date, provided that he or she is an Eligible Employee on such date. A Transfer Employee's deferral contribution election, catch-up contribution election, investment designations, and beneficiary designations in effect under the MDU 401(k) Plan immediately prior to his or her Transfer Date shall transfer to the Plan effective as of the Transfer Date or as soon as administratively practicable thereafter and shall remain in effect under the Plan until the Transfer Employee changes such elections or designations in accordance with the relevant terms of the Plan, provided that investment designations are subject to Section A-7 above. The Transfer Employee's accounts (including loans) under the MDU 401(k) Plan shall transfer in-kind to the Plan as of the Transfer Date or as soon as administratively practicable thereafter in accordance with Code Section 414(l), and his or her benefits under the MDU 401(k) Plan and his or her rights and obligations with respect to such benefits shall then be governed by the Plan, as modified by this Section A-9 (and other provisions of this Schedule A, as applicable), provided that any protected benefits applicable to the Transfer Employee's accounts under the MDU 401(k) Plan shall remain in effect as to his or her Accounts under the Plan.

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SCHEDULE B

MATCHING CONTRIBUTIONS

Each Employer identified in this Schedule B provides for matching contributions in lieu of the standard matching contributions provided in Section 3.4 to the extent described in this Schedule B.

B-1Desert Fire Protection, LLC (dba Allstate Fire Protection). The Employer shall not make matching contributions.

B-2OEG, Inc. The Employer shall make matching contributions equal to 100% of deferral contributions limited to 2% of Compensation each pay period.

B-3USI Industrial Services, LLC. The Employer shall not make matching contributions on behalf of its maintenance group Employees, other than such Employees included in payroll group 976 who are eligible for the standard matching contributions.

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SCHEDULE C

PROFIT SHARING CONTRIBUTIONS

C-1Introduction. Pursuant to Section 3.5(a) of the Plan, certain Participating Affiliates hereby establish profit sharing features as described in this Schedule C and will hereafter be referred to individually as a "Schedule C Employer" and collectively as "Schedule C Employers." The profit sharing features shall be in addition to all other contributions provided pursuant to the Plan. The terms of this Schedule C supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between this Schedule C and such other provisions.

C-2Eligibility. Participation in the profit sharing features for any Plan Year is limited to Employees of the Schedule C Employers who satisfy the Plan's definition of Eligible Employee (unless otherwise specified below). Schedule C Employers include:

▪Capital Electric Line Builders, LLC (Eligible Employees participating in the executive incentive compensation plan are not eligible for a profit sharing contribution)
▪E.S.I., Inc.
▪OEG, Inc. (requirement to be an active Employee on the last day of the Plan Year does not apply)
▪Wagner-Smith Equipment Co.

To share in the allocation of any profit sharing contribution made by a Schedule C Employer for a Plan Year, Participants employed by a Schedule C Employer must (i) be credited with 1,000 Hours of Service in that Plan Year, (ii) be an active Employee of the Schedule C Employer on the last day of the Plan Year, and (iii) not be covered by a collectively bargained unit to which the profit sharing feature has not been extended.
For purposes of this Schedule C, "active Employee" means an Employee who is still on the payroll, has been temporarily laid off, or who terminated employment due to Disability, death, or after attaining Normal Retirement Age during the Plan Year, but does not mean an Employee whose employment has been otherwise terminated effective on or before December 31 of the Plan Year. In addition, for purposes of applying the requirement of completing 1,000 Hours of Service for the Plan Year, such requirement shall not apply to Employees terminating after attaining Normal Retirement Age, provided they are not terminated for cause.

Participants who meet the preceding requirements are referred to herein as "Schedule C Participants."

C-3Amount and Allocation. For each Plan Year, the governing body of each Schedule C Employer, in its discretion, shall determine the amount (if any) of profit sharing contributions to be made to the Plan based upon its own profitability. The amount of any such contribution for a Plan Year by any Schedule C Employer shall be allocated to its Schedule C Participants based on such Participants' Compensation, excluding bonuses, received while employed by the Schedule C Employer for the Plan Year.
C-4Vesting. Notwithstanding anything in Section 4.2 to the contrary, Schedule C Participants shall be vested in their Profit Sharing Accounts upon completing three Years of Vesting Service. For this purpose, A "Year of Vesting Service" means a Plan Year in which the Schedule C Participant is credited with at least 1,000 Hours of Service. Service with a Schedule C Employer and Affiliates shall be recognized for purposes of this Section C-4, including, but not limited to, service that occurred prior to the Spinoff Effective Date, applying these rules as if the Schedule C Employer (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Schedule C Participant shall be fully vested in his or her Profit Sharing Account upon death, Disability, or attainment of Normal Retirement Age.

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SCHEDULE D

RETIREMENT CONTRIBUTIONS—

CERTAIN PARTICIPATING AFFILIATES

D-1Introduction. Participating Affiliates identified in Section D-2 (each a "Schedule D Employer" and collectively "Schedule D Employers") hereby establish retirement contribution features as described in this Schedule D. The retirement contribution features shall be in addition to all other contributions provided pursuant to the Plan.

D-2Eligibility. Participation in the retirement contributions listed below for any Plan Year is limited to Eligible Employees of the corresponding Schedule D Employers as follows:

Schedule D Employer	Retirement Contribution Amount as a Percentage of Compensation
Capital Electric Line Builders, LLC	3%
Everus Construction, lnc.[1]	5%
OEG, Inc.	6%
Rocky Mountain Contractors, Inc.	5%
1Limited to Eligible Employees hired after December 31, 2005.

To share in the allocation of any retirement contribution made by a Schedule D Employer for a Plan Year, Eligible Employees described above must be credited with at least 1,000 Hours of Service in the Plan Year and must not be covered by a collectively bargained unit to which the retirement contribution feature has not been extended. However, if the Participant's failure to be credited with 1,000 Hours of Service in that Plan Year is due to the Participant's (i) Disability, (ii) death, or
(iii) termination of employment on or after attaining Normal Retirement Age during such Plan Year (provided that the Participant is not terminated for cause), such Participant shall nevertheless be entitled to share in the allocation of the retirement contributions for such Plan Year. A Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro rata allocation mid-year based on Compensation paid through June 30. The final annual allocation shall be reduced by any such mid-year allocation. Participants who meet the requirements of this Section D-2 are referred to herein as "Schedule D Participants."
D-3Amount and Allocation. For each Plan Year, each Schedule D Employer shall make retirement contributions on behalf of its Schedule D Participants in an amount equal to the applicable percentage of Compensation (excluding bonuses) listed in the table in Section D-2.

D-4Vesting. Notwithstanding anything in Section 4.2 to the contrary, Schedule D Participants shall be vested in their Retirement Contribution Accounts upon completing three Years of Vesting Service. For this purpose, a "Year of Vesting Service" means a Plan Year in which the Schedule D Participant is credited with at least 1,000 Hours of Service. Service with a Schedule D Employer and Affiliates shall be recognized for purposes of this Section D-4, including, but not limited to, service that occurred prior to the Spinoff Effective Date (defined in Section A-1), applying these rules as if the Schedule D Employer (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Schedule D Participant shall be fully vested in his or her Retirement Contribution Account upon death, Disability, or attaining Normal Retirement Age.

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SCHEDULE E

RETIREMENT CONTRIBUTIONS—

CERTAIN PENSION PLAN PARTICIPANTS

E-1Introduction. Participating Affiliates that employ the individuals described in Section E-2 (each a "Schedule E Employer" and collectively "Schedule E Employers") hereby establish a retirement contribution feature as described in this Schedule E. The retirement contribution feature shall be in addition to all other contributions provided pursuant to the Plan.

E-2Eligibility. Participation in the retirement contribution for a Plan Year is limited to Eligible Employees who were active participants in the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees as of December 31, 2009 (who became eligible to participate in this retirement contribution feature under the MDU 401(k) Plan effective January 1, 2010) or as of June 30, 2011 (who became eligible to participate in this retirement contribution feature under the MDU 401(k) Plan effective July 1, 2011).
To share in the allocation of any retirement contribution made by a Schedule E Employer for a Plan Year, Eligible Employees described above must be credited with at least 1,000 Hours of Service in the Plan Year; provided, however, that if the Participant's failure to be credited with 1,000 Hours of Service in the Plan Year is due to the Participant's (i) Disability, (ii) death, or (iii) termination of employment on or after attaining Normal Retirement Age during the Plan Year (provided the Participant is not terminated for cause), such Participant shall nevertheless be entitled to a retirement contribution for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro rata allocation mid-year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid-year allocation. Participants who meet the requirements of this Section E-2 are referred to herein as "Schedule E Participants."

E-3Amount and Allocation. For each Plan Year, Schedule E Participants eligible to participate in this feature on January 1, 2010, will be credited with the following retirement contribution based on their age as of December 31, 2009, and Schedule E Participants eligible to participate in this feature on July 1, 2011, will be credited with the following contribution based on their age as of June 30, 2011. The retirement contribution is also based on such a Participant's Compensation, excluding bonuses for the Plan Year, paid on and after the initial effective date of the provision.

Age as of December 31, 2009, or June 30, 2011	Retirement Contribution Percentage
Less than 30	5.0%
30 but less than 35	7.0%
35 but less than 40	9.0%
40 but less than 45	10.5%
45 and over	11.5%

Notwithstanding the foregoing, if the retirement contribution percentage above for Participants who are Highly Compensated Employees is more than the amount permitted under Code Section 415, the Participant's retirement contributions shall be reduced to the extent necessary to comply with Code Section 415. The retirement contribution percentage above may also be reduced for Participants who are Highly Compensated Employees, as necessary, to pass nondiscrimination testing.
E-4Vesting. Notwithstanding anything in Section 4.2 to the contrary, Schedule E Participants shall be vested in their Retirement Contribution Accounts upon completing three years of Vesting Service. For this purpose, a "Year of Vesting Service" means a Plan Year in which the Schedule E.

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Participant is credited with at least 1,000 Hours of Service. Service with a Schedule E Employer and Affiliates shall be recognized for purposes of this Section E, including, but not limited to, service that occurred prior to the Spinoff Effective Date (defined in Section A-1), applying these rules as if the Schedule E Employer (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Schedule E Participant shall be fully vested in his or her Retirement Contribution Account upon death, Disability, or attaining Normal Retirement Age.

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SCHEDULE F

PRIOR PLAN MERGERS

The plans identified in this Schedule F (each a "merged plan") merged with and into the MDU 401(k) Plan as of the merger dates provided below. Each plan merger and resulting transfer of assets were designed to comply with Code Sections 401(a)(12), 411(d)(6), and 414(l). This Schedule F sets forth the special provisions of the merged plans that may affect a Participant on or after the Spinoff Effective Date (defined in Section A-1) of the Plan to the extent the Participant participated in the merged plan and his or her accounts in the merged plan transferred to the MDU 401(k) Plan in connection with the plan merger (identified in this Schedule F) and then transferred from the MDU 401(k) Plan to the Plan in connection with the spinoff of the Plan from the MDU 401(k) Plan (described in Section A-1) or the Participant's employment transfer (described in Section A-9).

F-1Pouk & Steinle Retirement Savings Plan

(a)Merger Date: September 1, 2004.

(b)Vesting: The affected Participant shall be fully vested in their Accounts.

(c)Distribution: For an affected Participant whose entire vested Account was in excess of
$5,000 and who terminated employment and requested distribution prior to December 31, 2004, distribution may have been made in the form of an annuity, subject to Code Section 401(a)(11) and the terms of the merged plan as in effect as of the merger date (the applicable terms of the merged plan are incorporated herein by this reference) and Code Section 401(a)(11).

(d)Hardship Withdrawals: An affected Participant who requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan shall have included in the available amount any such amounts transferred from the merged plan in connection with the plan merger.

F-2Northwest AGC Chapters 401(k) Profit Sharing Plan, as Adopted by Oregon Electronic Construction, Inc.

(a)Merger Date: September 1, 2004.

(b)Vesting: The affected Participants shall be fully vested in their Accounts.

(c)Distribution: For an affected Participant whose entire vested Account was in excess of
$5,000 and who terminated employment and requested distribution prior to December 31, 2004, distribution may have been made in the form of an annuity or installments, subject to Code Section 401(a)(11) and the terms of the merged plan as in effect as of the merger date (the applicable terms of the merged plan are incorporated herein by this reference).

d) Hardship Withdrawals: An affected Participant who requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan shall have included in the available amount any such amounts transferred from the merged plan in connection with the plan merger.

F-3Loy Clark Pipeline Company 401(k) Plan

(a)Merger Date: December 29, 2004.

(b)Vesting: The affected Participants shall be fully vested in their Accounts.

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(c)Distribution: An affected Participant whose entire vested Account was in excess of $5,000 and who terminated employment and requested distribution prior to March 31, 2005, distribution may have been made in the form of an annuity or installments, subject to Code Section 401(a)(11) and the terms of the merged plan as in effect on the merger date (the applicable terms of the merged plan being incorporated herein by this reference).

F-4Rocky Mountain Contractors Employees' Profit Sharing Plan and Rocky Mountain Contractors Employees' Pension Plan (the "Pension Plan"), as Adopted by Rocky Mountain Contractors, Inc., and Hamlin Electric Company

(a)Merger Date: December 31, 2004.

(b)Vesting: Notwithstanding anything in Section 4.2 to the contrary and except as otherwise provided with respect to Normal Retirement Age or Disability, affected Participants shall be vested in their employer contributions transferred from the merged plans as follows:

Years of Vesting Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3 years	20%
3 years or more	100%

For this purpose, a "Year of Vesting Service" means a Plan Year in which the affected Participant is compensated for 1,000 or more Hours of Service. An affected Participant shall be credited with any years of vesting service credited under the merged plans.

(c)Hardship and Age 59½ Withdrawals: An affected Participant who requests and is approved for a withdrawal pursuant to Section 4.5(a) or 4.5(b) of the Plan shall have excluded from the available amount any portion of the affected Participant's Account that was transferred from the Pension Plan in connection with the plan merger. In addition, if the affected Participant is married and a portion of the Account is attributable to the Pension Plan, the affected Participant must obtain spousal written consent, which consent must either be notarized or witnessed by a Plan representative.
(d)Loans: If an affected Participant is married and a portion of the Account is attributable to the Pension Plan, the affected Participant must obtain spousal written consent in order to obtain a loan under Section 4.8 of the Plan, which consent must either be notarized or witnessed by a Plan representative.
(e)Distribution: For an affected Participant whose entire vested Account is in excess of$5,000 and who terminated employment and requested distribution prior to March 15, 2005, distribution may have been made in the normal form of an annuity or installments, subject to Code Section 401(a)(11) and the terms of the merged plans as in effect on the merger date (the applicable terms of the merged plans being incorporated herein by this reference). Any distribution requests made on or after March 15, 2005 shall be made in accordance with Section 4.4 of the MDU 401(k) Plan prior to the Spinoff Effective Date (defined in Section A-1) or Section 4.4 of the Plan on or after the Spinoff Effective Date; provided, however, an affected Participant's Account attributable to the Pension Plan may be distributed in the form of a 50% joint and survivor annuity (for a married Participant) or single life annuity (for an unmarried Participant or married Participant with spousal written and notarized consent).

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